Exhibit 99.1

Chief Executive Officer of Collectors Universe to Depart April 1, 2009

Board Appoints Interim CEO

NEWPORT BEACH, CA – March 16, 2009 - Collectors Universe, Inc. (NASDAQ: CLCT), a leading provider of value-added authentication and grading services to dealers and collectors of high-value collectibles, today announced that Chief Executive Officer Michael Haynes will depart the Company as of April 1, 2009 to pursue other opportunities.

Clint Allen, Chairman of the Board stated, “During his tenure, Michael Haynes directed the turnaround of the Company and was instrumental in strengthening the balance sheet and positioning the Company for long-term profitability. The Company now has substantially-improved continuing operations and is prepared for the next phase of success. We are grateful for his years of dedication toward this goal.”

Michael Haynes stated, “Based on a strategy established by the Board at the beginning of my term in 2003, Collectors Universe has been transformed to focus on its core competency of grading and authentication of collectibles, with updated operating systems and restructured management.  The proven leadership position of these divisions in their markets, along with the efficient operating support and favorable balance sheet, provides the foundation for long-term profitability.”

Michael McConnell, a member of the Board of Directors of the Company, has been appointed interim Chief Executive Officer.

About Collectors Universe

Collectors Universe, Inc. is a leading provider of value added services to the high-value collectibles markets. The Company authenticates and grades collectible coins, sports cards, autographs, stamps.  The Company also compiles and publishes authoritative information about United States and world coins, collectible sports cards and sports memorabilia, and collectible stamps. This information is accessible to collectors and dealers at the Company's web site, http://www.collectors.com, and is also published in print.

Cautionary Statements Regarding Forward Looking Information

This news release contains statements regarding our expectations, views and beliefs about our future financial performance that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the use of words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may."  Due to a number of risks and uncertainties to which our business is subject, our future financial performance may differ, possibly materially, from our expected financial performance as set forth in the forward looking statements contained in this news release.  Those risks and uncertainties include, but are not limited to, the risk that the current economic recession will worsen or continue for an extended period of time or that changes in conditions in the collectibles markets in which we operate, such as a possible decline in the popularity of some high-end collectibles, could reduce, possibly significantly, the volume of grading submissions to us and, therefore, the grading fees we generate; the risk that we will not succeed in growing our collectibles businesses significantly, which could limit the extent to which we will be able to improve margins and increase profits; the expenses of discontinuing the jewelry businesses, which will adversely impact, in particular, our operating results during the balance of the current fiscal year; and the seasonality of our business which can cause fluctuations in quarterly operating results and quarterly cash flows.

Additional information regarding these risks and information regarding other risks and uncertainties to which our business is subject is contained in our Annual Report on Form 10-K for our fiscal year ended June 30, 2008 and our Quarterly Report on Form 10-Q for the quarter ended December 31, 2008 which we filed with the Securities and Exchange Commission.  Due to these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release or in that Annual Report, which speak only as of their respective dates.  We also disclaim any obligation to update or revise any of the forward-looking statements as a result of new information, future events or otherwise, except as may be required by law or NASDAQ rules.

Contact: Joseph Wallace Chief Financial Officer Collectors Universe 949-567-1245 Email: jwallace@collectors.com